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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  HADRON, INC.
             (Exact name of registrant as specified in its charter)

                 NEW YORK                              11-2120726
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

                        5904 Richmond Highway, Suite 300
                           Alexandria, Virginia 22303
                                 (703) 329-9400
               (Address, including zip code and telephone number,
                        of Principal Executive Offices)

                                  HADRON, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           STERLING E. PHILLIPS, JR.
                     President and Chief Executive Officer
                                  Hadron, Inc.
                        5904 Richmond Highway, Suite 300
                           Alexandria, Virginia 22303
                                 (703) 329-9400
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
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                        CALCULATION OF REGISTRATION FEE


Title of Each                    Proposed   Proposed
  Class of            Maximum     Maximum
 Securities            Amount    Offering   Aggregate   Amount of
   to be               to be     Price Per  Offering   Registration
 Registered          Registered    Share      Price        Fee
--------------       ----------  ---------  ---------  ------------

Common Stock
$.02 par value         150,000     $1.325   $198,750       $49.69


     Estimated solely for purposes of calculating the registration fee. Based on the average of the bid and ask price as of May 3, 2000.


     The purpose of this Registration Statement is to register 150,000 additional shares of common stock, $.02 par value, of Hadron, Inc. issuable pursuant to the Hadron, Inc. 1997 Stock Purchase Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-42035 (filed December 11, 1997).


Item 8.    Exhibits

  5.1 Opinion and Consent of Holland & Knight LLP, Counsel to the Company, as to the legality of the Common Stock offered hereunder

 23.1    Consent of Ernst & Young LLP

 23.2    Consent of Holland & Knight LLP (included in Exhibit 5.1)

 99.1    Second Amendment to the Hadron, Inc. 1997 Employee Stock Purchase Plan
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on May 8, 2001.

                                        HADRON, INC.



                                        By:    /s/ Sterling E. Phillips, Jr.
                                              ------------------------------
                                        Name:  Sterling E. Phillips, Jr.
                                        Title: President and Chief
                                                  Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 8, 2001.



/S/ C.W. GILLULY                        /S/ GERALD R. MCNICHOLS
C.W. Gilluly                            William J. Howard
Director                                Director



/S/ GERALD R. YOUNG                     /S/ JOHN D. SANDERS
Gerald R. Young                         John D. Sanders
Director                                Director



/S/ JON M. STOUT
Jon M. Stout
Director
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                                    EXHIBITS

                                       TO

                                  HADRON, INC.

                       REGISTRATION STATEMENT ON FORM S-8
                                 Exhibit Index


The following exhibits are filed herewith as part of this Registration
Statement:

Exhibit
 No.

  5.1 Opinion and Consent of Holland & Knight LLP, Counsel to the Company, as to the legality of the Common Stock offered hereunder

 23.1    Consent of Ernst & Young LLP

 23.2    Consent of Holland & Knight LLP (included in Exhibit 5.1)

 99.1    Second Amendment to the Hadron, Inc.
         1997 Employee Stock Purchase Plan